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                             BAYCORP HOLDINGS, LTD.

                        RETENTION AND INCENTIVE AGREEMENT


     This Agreement is made by and between BayCorp Holdings, Ltd., a Delaware corporation with an address 15 Rye Street, Suite 100, Portsmouth, NE 03801-6805 (the "Company") and Anthony M. Callendrello, an individual with an address of 63 Old Town Farm Road, Exeter, New Hampshire 03833 (the "Employee" and together with the Company, the "Parties") this 30th day of November, 2001.

     WHEREAS, the Employee is an employee of the Company;

     WHEREAS, the Board of Directors of the Company adopted a Key Employee Retention and Incentive Plan on October 22, 2001 (the "Plan") to provide compensation incentives to key employees and the Board of Directors of the Company; and

     WHEREAS, the Company and the Employee desire that in exchange for the Employee's services to the Company in the course of his employment, the Company grant to the Employee incentive and retention compensation as set forth in the Plan.

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties intending to be legally bound, hereby agree as follows:

     1. SEABROOK NUCLEAR POWER PLANT ("SEABROOK") CLOSING INCENTIVE BONUS. In the event that (a) the entire right, title and interest of Great Bay Power Corporation ("Great Bay") and Little Bay Power Corporation ("Little Bay") in Seabrook is sold to a third party or third parties or (b) the Company's entire right, title and interest in Great Bay and Little Bay is sold to a third party or third parties (the "Seabrook Sale"), on or before March 31, 2003, and in the event that the Employee continues to be an employee of the Company through the Seabrook Sale, then the Company will pay to the Employee bonus compensation of One Hundred Thousand Dollars ($100,000).

     2. RETENTION BONUS. In the event that the Employee continues to be an employee of the Company through final liquidation of substantially all of the assets of the Company and the approval of a plan of distribution of the Company's assets net liabilities to its shareholders, the Company will pay to the Employee, bonus compensation in an amount equivalent to six (6) months of the Employee's salary at the time of any such liquidation and distribution.

     3. SHARED SAVINGS/INCENTIVE PLAN. In the event that the Employee continues to be an employee of the Company through the Seabrook Sale, the Company will pay to the Employee the following amounts:


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          a. In the event that the Company's liability for any and all * * *
that results from the Seabrook Sale * * * does not exceed * * *, bonus compensation in the amount of five percent (5%) of the difference between the Company's actual * * * and * * *; and

          b. In the event that the Company's * * * liability is successfully negotiated, in or in anticipation of the Seabrook Sale, to an amount that is less than * * *, bonus compensation in the amount of five percent (5%) of the difference between the Company's actual * * * liability and * * * using a 12% discount rate in valuing any future payment obligations; and

          c. In the event that * * * liability borne by the Company and related to the Seabrook Sale is successfully negotiated to an amount that is less than *
* *, bonus compensation in the amount of five percent (5%) of the difference between the Company's actual * * * and * * *; and

          d. In the event that the Company receives consideration for the sale, transfer, assignment or cancellation of the approximately * * * in excess of * * *, bonus compensation in the amount of one percent (1%) of the difference between such consideration received and * * *.

     4. AMENDMENT. This Agreement may be amended only by and instrument in writing signed by the Company and the Employee.

     5. GOVERNING LAW. This Agreement shall be governed by the laws of the State of New Hampshire.

     6. SUCCESSORS AND ASSIGNS. This Agreement may not be assigned by the Employee without the prior written consent of the Company. To the extent assignable, this Agreement shall be binding upon, and inure to the benefit of the Company and the Employee, and their heirs, successors and assigns.

     7. NOTICES. All notices under this Agreement shall be mailed or delivered by hand to the Parties at their respective addresses as set forth above, or at such other address as may be set forth in writing by either of the Parties to the other.

     8. SEVERABILITY. Should any provision of this Agreement be declared invalid, void or unenforceable, all remaining parts, terms and provisions of this Agreement shall remain in full force and effect and shall in no way be invalidated, impaired or affected.



     + Material has been omitted pursuant to a request for confidential treatment. Omitted material has been filed separately with the Commission.

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     9.  ENTIRE AGREEMENT. This Agreement embodies the entire agreement of the parties. This Agreement supercedes any and all prior agreements and understandings between the parties with respect to their subject matter, except for any prior agreements between the parties or plans providing for employment, bonus, severance or incentive compensation.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                            BAYCORP HOLDINGS, LTD.



                                            By: /s/ Frank W. Getman
                                               ---------------------------------
                                               Frank W. Getman, President

                                            EMPLOYEE:


                                            /s/ Anthony M. Callendrello
                                            ------------------------------------
                                            Anthony M. Callendrello





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